Intelligent Office

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MEMBERSHIP AGREEMENT

Dated as of the 14th March 2008

Client Information

Legal Name of Client: Portlogic Systems Inc.

Billing Contact: Jueane Thiessen

Address: 1111 – 155 Dalhousie Street

City, Province: Toronto, Ontario

Postal Code: M5B 2P7

Email: jueane@portlogicystems.com

Telephone No. Assigned: N/A

Business Phone:

Fax:

Cell Phone: 416-587-8554

Your signature below indicates your acceptance of the Terms and Conditions stated below

CLIENT

/s/ Jueane Thiessen

Signature (Authorized Signing Officer)

ACCEPTED BY

/s/ Lisa Toste

Signature (Authorized Signing Officer)

GUARANTOR

Signature

GUARANTOR

Signature

TERMS AND CONDITIONS

The following Terms and Conditions and the attached Schedules form a binding agreement between the above-named Client (the "Client") and The Virtual Solutions Inc. c.o.b. Intelligent Office (hereinafter “IO”) and Portlogic Systems Inc. (hereinafter “Client”):

1. Definitions. Where used herein or in any schedules

(a) "Active Notification" means the telephone message hereto, the following terms shall have the following system used by IO to notify the Client of unchecked meanings: telephone messages;

(b) "IO Premises" means the business premises of IO located at 100 King Street West, Suite 5700, Toronto, ON, M5X 1C7 and;

Version date: March 14, 2006

(c) "Office Premises" means the office and meeting space that IO provides and maintains for use by the Client.

2. Term. The term of this agreement will commence on the date hereof, and continue for a period of 1 year (the 'Term").

3. Renewal. If throughout the Term the Client shall have fully complied with all of the terms and conditions of this agreement, this agreement shall, unless terminated for default, automatically continue until terminated in writing by either party in accordance with Section 11. The Client acknowledges and agrees that the rates charged by IO for the Services may change from time to time, upon notice to the Client, after the end of the Term.

4. Services Provided by IO. IO agrees to provide the Client with any or all of the following services on a nonexclusive basis, as selected and paid for by the Client:

(a) office premises services, including mail handling services, the use of office and meeting space, photocopier machines, telephones and facsimile machines and access to mailroom facilities, as more fully described in Schedule " B to this agreement;

(b) telephone message service through the Active Notification system, as more fully described in

Schedule "C" to this agreement;

(c) telephone answering service employing live receptionists to answer the Client's business telephone calls in a professional, efficient and courteous manner; and

(d) directory service whereby IO arranges to have the Client's name, phone number and address printed in the telephone directory, including the White and Yellow Pages business listings, as well as on the directory board for the Office Premises, such services more fully described in Schedule "D" to this agreement.

The services listed in this Section 4 are hereinafter collectively referred to as the "Services".

5. Authorizations / Acknowledgements from the Client. The Client hereby authorizes IO to perform such tasks as are necessary to provide any or all of the Services to the Client, including, but not limited to handling mail that is delivered to the IO Premises.

The Client hereby acknowledges receipt of the number of mailbox keys ("Keys") indicated in Schedule "B" and that he/she/it will be required to pay $5.00 for each Key in addition to that number.

The Client acknowledges and agrees that if all Keys are not returned to IO upon termination of this agreement, or specifically upon the termination of the provision of mail handling services by IO to the Client, the Client will be required to pay a re-keying fee in the amount of $50.00.

The Client further acknowledges and agrees that he/she/it will be required to pay to IO a fee in the amount of $5.00 per month for the provision of mail handling services by IO to each company or individual name that differs from the name of the Client

6. Obligations of the Client. In return for the provision of any or all of the Services by IO, the Client shall pay to IO throughout the Term and any renewal thereof, a monthly fee in the amount specified in Schedule "A" (subject to change as specified in Section 3), which amount shall be based upon the services provided by IO, such fee to be payable in arrears on or before the tenth (10th) day of every month, for the month for which payment is being made.

The Client shall follow and comply with any reasonable instructions given by IO to the Client relating to the Office Premises and take all reasonable measures to prevent damage to the Office Premises.

7. Payment Terms. IO shall provide the Client with an invoice reflecting the monthly fee owing by the Client to IO on or about the first (1st) day of every month. Such invoice will be sent by IO to the Client at the most current e-mail address provided by the Client to IO. The Client acknowledges and agrees that it must promptly inform IO of any changes to its e-mail address and/or other contact information to ensure that it receives all necessary communications from IO, including, but not limited to, monthly invoices. In the event that the first (1st) day of the month is a Saturday, Sunday, or statutory holiday in the province of Ontario, IO shall send the monthly invoice to the Client via e-mail on the preceding Friday, or other day which is not a statutory holiday.

The Client may choose to receive its monthly invoices from IO via Canada Post regular mail. If the Client chooses to receive its monthly invoices from IO via regular mail, an additional $3 will be included on each such invoice. All amounts due to IO by the Client shall bear interest after the due date at a rate of five percent (5%), calculated and payable monthly, not in advance, both before and after default, expiration or termination of this agreement for any reason whatsoever.

Unless otherwise indicated, all amounts listed in this agreement are in, and are to be paid in, the currency of Canada. Any and all amounts expressed as being payable pursuant to this agreement are exclusive of any applicable taxes that the Client is required to pay.

The Client shall pay all amounts owing to IO by way of electronic funds transfer, cheque or credit card, subject to IO's consent.. IO reserves the right to charge a security deposit or billing fee, in an amount specified by IO from time to time, for fees paid by the Client. If IO chooses to require payments owing to IO by way of electronic funds transfer, the Client agrees to provide any documentation, including but not limited to pre-authorized payment forms, required by IO's bankers, from time to time.

Version Date: March 14, 2006

8. Confidentiality. IO acknowledges that throughout the Term and any renewal thereof, it may receive confidential information relating to the Client's business affairs ("Confidential Information"). IO agrees during and after the Term to use all reasonable efforts to maintain the confidentiality of all Confidential Information, and not to disclose any Confidential Information whatsoever other than as may be required by law, to enable IO to provide any or all of the Services to the Client, and not to use any Confidential Information for its own or a third party's benefit or in any manner not specifically approved in writing by the Client.

9. Non-Solicitation. Neither the Client nor the Guarantor will, without IO's prior written consent, during the one (1) year period following the expiration or termination of this agreement, directly or indirectly, hire, solicit, interfere with or entice away, from IO, any employee of IO. In the event of a breach of the restriction contained in this paragraph, the Client agrees to pay to IO as liquidated damages, and not as a penalty, a sum equal to twenty percent (20%) of the employee's annual salary as of such employee's last day of employment with IO, such payment shall be due and payable on written demand.

10. Events of Default. IO has the right to terminate this agreement, without prejudice to any other legal right or remedy, if the Client is in default of its obligations hereunder and fails to rectify the default within three (3) business days of receiving written notice from IO detailing the Client's default. Without limitation, "default" includes any failure by the Client to timely pay amounts due hereunder or otherwise breach any term or condition of this agreement.

11. Termination without Default. Either party may terminate this agreement without cause or reason by providing the other party with thirty (30) days prior written notice of its intent to terminate the agreement. In the event of termination by the Client prior to the end of the Term, the Client will be charged an early termination fee equal to the value of the monthly fees for two (2) months of service.

12. Effect of Termination. On the expiration or termination of this agreement for any reason, IO will immediately discontinue the provision of the Services then being provided to the Client and within seven (7) days following the effective date of termination or expiration the Client will account to IO for all amounts then due and unpaid.

13. Survival. All provisions of this agreement which by their nature survive the expiration or termination hereof, including without limitation, those set out in Sections 8 through 13 shall survive the expiration or termination hereof.

14. Assignment. This agreement may not be assigned by the Client without the prior written consent of IO.

15. No Liability. The Client acknowledges and agrees that, except where IO's employees display gross negligence, IO shall not be liable or obligated in any manner for any exemplary, special, incidental or consequential damages of any kind (including loss profits) regardless of the form of action, whether in contract, tort, negligence, strict product liability, or otherwise, even if IO has been informed of the possibility of such damages in advance. IO's entire liability to the Client for damages concerning performance or nonperformance hereunder or in any way related to the subject matter of this agreement, and regardless of whether the claim for such damages is based in contract, tort, strict liability, or otherwise, shall not exceed the value of the monthly fees paid under this agreement.

16. Indemnification. The Client agrees, during and after the Term to indemnify and save IO and its affiliates, and their respective directors, shareholders, officers, employees and agents harmless from any and all liabilities, losses, claims, demands, costs, penalties, fines and actions of any kind or nature whatsoever which they may suffer by reason of any breach, violation or non-performance by Client of any law, regulation, or term or condition of this agreement.

17. Severability. If any provision of this agreement is held to be invalid or unenforceable in whole or in part, all other provisions herein shall be unaffected thereby and separately valid and enforceable to the fullest extent permitted by law.

18. Notice. All notices, consents, statements, or other communications required or permitted to be given hereunder shall be in writing, and shall be delivered personally, by facsimile or by registered mail, postage prepaid, to the receiving party at its address as stated on this agreement, or at such other address as may be given by the receiving party to the other in writing from time to time. Such notices shall be deemed to have been given on the second business day following mailing or, if delivered personally or by facsimile, on the day of delivery if a business day or, if not a business day, on the next business day.

19. Applicable Law. This agreement will be construed in accordance with and governed by the laws of the province of Ontario.

20. Legal Relationship. The parties hereto hereby acknowledge and agree, that, except as expressly provided in this agreement each is an independent contractor, that no party shall be considered to be the agent, representative, master or servant of any other party hereto for any purpose whatsoever, and that no party has any authority to enter into any contract, assume any obligations or to give any warranties or representations on behalf of any other party hereto. Nothing in this agreement shall be construed to create a relationship of partners, joint venturers, fiduciaries, or any other similar relationship among the parties.

21. Entire Agreement. This agreement and any schedules are the entire agreement between the parties, and supersedes all previous agreements and understandings between the parties, relating to the subject matter hereof

22. Binding Agreement. This agreement will enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(Version Date: March 14. 2006)

23. Joint and Several. If two or more individuals, corporations, partnerships or other entities (or any combination of two or more thereof) shall sign or be subject to the terms and conditions of this agreement as the Client or as Guarantor, the liability of each of them under this agreement shall be deemed to be joint and several.

24. Guarantee and Indemnity. In consideration of IO entering into this agreement with the Client and in consideration of the sum of two dollars ($2) and other good and valuable consideration, (the receipt and sufficiency whereof is hereby acknowledged by Guarantor) Guarantor hereby unconditionally guarantees to IO that the Client will pay all amounts to be paid and otherwise observe and perform all terms and conditions to be so observed and performed, either in this agreement and/or in any agreement between the Client and IO and/or any of its affiliates. If the Client shall default in making any such payments or in the observance or performance of any such obligations, Guarantor hereby covenants and agrees to pay to IO forthwith upon demand all amounts not so paid by the Client and all damages that may arise in consequence of any such non-observance or nonperformance.

Without in any way restricting or limiting the guarantee given by Guarantor as set out above or any other rights and remedies to which IO may be entitled, Guarantor hereby covenants and agrees to indemnify and save IO harmless against any and all liabilities, losses, suits, claims, demands, costs, 6nes and actions of any kind or nature whatsoever to which IO shall or may become liable for, or suffer, by reason of any breach, violation or non-performance by the Client of any term or condition of this agreement, or any other agreement made between the Client and IO and/or any of its affiliates.

Guarantor acknowledges reviewing all of the provisions of this agreement and agrees to be bound by all of the provisions hereof insofar as applicable to him or her, including without limitation, the provisions of Section 9 which, by his or her execution of this agreement, he or she covenants and agrees to abide by and be bound by.

Version Date: March 14, 2006

REVISED SCHEDULE "A"

Detailed Membership Information

Monthly

Install

Reception & Space Services

Membership Package: Facilities

120

Additional Members: 1

20

Branch Office: (location)

Access Codes:

  Copy Code (no install chg): Y N  After Hours Access ($15 Install) Y N

Business Services: (list details on separate business services agreement)

Miscellaneous Services: (please list)

Telephone Services

ID code: Y   N

1-800 number:

Custom number:

Transaction box:

Additional voicemails:

Active notification:

Other telephone services: Custom Operator

Mail Services

Mailbox size:

Mail Forwarding Services: ___  x per ___

Additional Company Names:

Directory Services

Telephone Directory Listing:

Lobby Directory Listing:

Monthly $140 + Deposit $0 + Install $0 = TOTAL $140 + GST = $147.00

* A 30 day risk-free trial of communications services is available upon request.

Version date: March 14, 2006

SCHEDULE "B"

Office Premises Services

Instructions for Use of Photocopier:

• Enter code ( - - - -) into keypad and press the ID Key.

• Select copy settings.

• Make copies.

• After copies are made, press ID "Clear" button on right-hand keypad to clear code.

• Your assigned code will only work on the copier if you have elected to have a copy code.

• Please be advised that the copier will need to warm up before use to ensure proper functioning.

Accessing the Office Premises to Check Mail:

• Swipe access card on keypad outside mailroom door on the East Side of the main door.

• When you hear a "click", you will be able to enter.

• Please ensure that door shuts securely behind you.

• All clients with facilities membership will receive a code to access mail.

Accessing the Office Premises to Use a Meeting Room After Hours:

• Swipe Card on outside keypad on the Front Door of the office.

• When you hear a "click", you will be able to enter.

•  Please ensure that the door shuts securely behind you.

•  When you are meeting with a client after hours, you should advise the client that you will be answering the main door.

Instructions for Use of Telephone / Fax Machine:

• Dial '9' for an outside line and dial as you normally would.

• If you send a fax, write your company name on the transmittal sheet, and leave on the front Reception desk.

• If you use the laser printer, write the number of pages printed on the sheet next to printer.

General Instructions:

• Please clean all areas used by your company and clients.

• Turn off any appliance used.

• Turn off lights before leaving.

PLEASE NOTE: In order to enter the Office Premises after regular business hours, you will need to have a security swipe card in your possession.

Mailbox Details:

Mailbox Number: ___________

Pkg Notification: (√) Yes ( )No

Number of Keys: ___________

Fax Notification: ( ) Yes ( ) No

PLEASE NOTE: Package and Fax Notification are .50 cents per call.

The following is a list of all individuals/company names that will receive mail at 100 King Street West, Toronto, ON, MSX 1C7:

1.

2.

3.

4.

Version date: March 14, 2006

SCHEDULE "C"

Telephone Message Service

Days per Week that the Client will be Notified of Telephone Messages:

Time of Day the Client will be Notified of Telephone Messages:

Telephone Number used to contact the Client regarding Telephone Messages:

Type of Telephone of Client used to accept Notification of Telephone Messages:

Instructions for Use of Active Notification System:

• The Active Notification system will notify you of unchecked messages every 30 minutes for 3 hours until you log into your voicemail box. If your line is busy, Active Notification will alert you every 15 minutes for 2 hours.

• If you have chosen a cell phone for notification purposes, DO NOT turn it off If you do, it will disable your notification temporarily.

• The Active Notification should re-enable the next time you log into your voicemail, but may  require reprogramming.

• Please be advised that if you use a cell service in which circuits are regularly busy, the notification may shut itself off. Again, it should re-enable the next time you log into your voicemail, but may require reprogramming. If you require assistance, please call Intelligent Office at (416) 915-3131.

Version date: March 14, 2006

SCHEDULE "D"

Directory Service

Lobby Directory:

• Client's name as it will appear on the directory board (Characters per line = 32 maximum including commas, spaces, etc.)

Company Name:

________________________________________________________________

• The Lobby Listing will appear at the beginning of the next month and will remain in effect until removal is requested by the listed business or the provision of services by Intelligent Office is terminated. If the request to remove / termination of any listing occurs mid-month, the listing will remain in effect until the end of the month. The monthly fee cannot be prorated for a partial month. No special or emboldened fonts are available for use in the lobby directory.

• Revisions to the original listings can be accepted up to five (5) days before the end of the month. Re-Installation charges will apply to any changes made to your directory listings. Intelligent Office reserves the right to determine appropriate configurations of text appearing in the directories to ensure a professional appearance. Listings will appear alphabetically.

Legal*2018785.1

Version date: March 14, 2006